UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda HM 19
(Address of Principal Executive Office) (Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

See the disclosure under Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

On November 1, 2023, RenaissanceRe Holdings Ltd. (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with American International Group, Inc., a Delaware corporation and NYSE-listed company (together with its affiliates and subsidiaries, “AIG”) in connection with the Acquisition (as defined below). Under the terms of the Registration Rights Agreement, AIG has agreed that it will not transfer, subject to certain customary exceptions, any of the Share Consideration (as defined below) until the date that is six months following the closing of the Acquisition (such date, the “First Restricted Period Termination Date”), after which it may transfer up to 50% of the Share Consideration, and will not transfer, subject to certain customary exceptions, the remaining 50% of the Share Consideration until the date that is twelve months following the closing of the Acquisition. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, at least five business days prior to the First Restricted Period Termination Date (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission to register for resale the Share Consideration, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline. The Company has also agreed to provide AIG with customary piggyback registration rights with respect to the Share Consideration. The Registration Rights Agreement also provides that AIG shall not acquire beneficial ownership of greater than 9.9% of the Company’s outstanding common stock, and that the Company will not take or permit any action resulting in AIG beneficially owning greater than 9.9% of the Company’s outstanding stock.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2023, the Company completed its previously announced acquisition (the “Acquisition”) of all of the right, title and interest in the shares of certain direct and indirect subsidiaries of AIG, including Validus Holdings, Ltd., a Bermuda exempted company limited by shares(“Validus Holdings”) and Validus Specialty, LLC, a Delaware limited liability company (“Validus Specialty”), as well as the renewal rights of Talbot Underwriting Ltd., an affiliate of AIG and a specialty (re)insurance group operating within the Lloyd’s market, in each case, pursuant to that certain Stock Purchase Agreement, dated as of May 22, 2023, by and between the Company and AIG (as amended, the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition, the Company paid to AIG an amount in cash equal to approximately $2.735 billion and issued to AIG 1,322,541 of the Company’s common shares, par value $1.00 per share, which were valued at approximately $250.0 million based on a stock price of $189.03 per share pursuant to the Purchase Agreement (the “Share Consideration”).

AIG is a core trading partner of the Company and one of its five largest clients by premium volume. The purchase price for the Acquisition was determined as a result of arm’s length negotiations between the parties.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which has been previously filed.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 3.02 by reference. In accordance with the Purchase Agreement, a portion of the consideration to be delivered to AIG consists of 1,322,541 of the Company’s common shares, par value $1.00 per share, which were valued at approximately $250.0 million based on a stock price of $189.03 per share pursuant to the Purchase Agreement. These shares of Company common stock were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K no later than January 17, 2024.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K no later than January 17, 2024.

(d)	Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of November 1, 2023, between RenaissanceRe Holdings Ltd. and American International Group, Inc.

99.1	Press release issued by RenaissanceRe Holdings Ltd. dated November 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: November 1, 2023	By:	/s/ Robert Qutub
Robert Qutub
Executive Vice President and Chief Financial Officer